Exhibit 10.14
DOUGLAS ELLIMAN INC.
2021 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED STOCK UNIT AGREEMENT FOR
[RECIPIENT]
1.Award of Performance-Based Restricted Stock Units. Douglas Elliman Inc. (the “Company”) hereby grants, as of [Grant Date] (the “Grant Date”), to [Recipient] (the “Recipient”), [Amount of] Performance-based Stock Units (“PSUs”) (the “Performance Share Unit Grant”), on the conditions and at the times specified in Section 2 hereof. The number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) actually issued to the Recipient in settlement of the PSUs shall be determined at the end of a performance period commencing on [First Day of Performance Period] and ending on [Last Day of Performance Period] (the “Performance Period”). Each PSU will be equal in value to one Share of the Company. The PSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Company’s 2021 Management Incentive Plan, as may be amended from time to time (the “2021 Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any Shares, the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan, or, if applicable, in the employment agreement between the Company and the Recipient (the “Employment Agreement”), as the context requires.
2.Vesting of PSUs.
(a)General Vesting; Performance Thresholds. Except as provided in Sections 2(b) and 3 of this Agreement, the Recipient shall be issued Shares in settlement on the PSUs in accordance with certain Performance Thresholds at the conclusion of the Performance Period as outlined on Appendix A attached hereto, provided that the Recipient continues to be employed or engaged with the Company through the last day of the Performance Period (except as otherwise stated herein).
Except as otherwise provided herein or Appendix A, there shall be no proportionate or partial vesting of the PSUs in or during the months, days or periods prior to the last day of the Performance Period, and except as otherwise provided in Section 2(b) and 3 hereof, all vesting shall occur only on the last day of the Performance Period provided the Performance Thresholds set forth in this Section 2 are satisfied. Any portion of the PSUs subject to this Agreement that have become vested pursuant to this Section 2 shall be referred to hereinafter as the “Vested PSUs,” and any portion that have not vested hereunder shall be referred to as the “Non-Vested PSUs.”
(b)[Acceleration of Vesting Upon Change in Control. Upon the consummation of a Change in Control (as defined in the Employment Agreement), the Performance Share Unit Grant shall accelerate such that the end of the Performance Period shall be deemed to be the date of the consummation of the Change in Control, and the Company shall deliver to the Recipient the number of Shares relative to the applicable Performance Threshold based on the Performance Stock Price (as defined in Appendix A hereto) on such date.
(c)Acceleration of Vesting Upon Termination Without Cause. To the extent the Recipient is terminated by the Company without Cause (as defined in the Employment Agreement) prior to the last day of the Performance Period, the Recipient shall be entitled to a pro rata portion of the applicable Performance Threshold based on the Performance Stock Price at the time of the Recipient’s termination, such that (x) to the extent the Recipient is terminated prior to [__], the Recipient shall not be entitled to any accelerated vesting under the Performance Share Unit Grant, (y) to the extent the Executive is terminated after [__] but prior to [__], the Executive shall be entitled to one-third of the applicable Performance Threshold and (z) to the extent the Executive is terminated after [__] but prior to [__], the Executive shall be entitled to two-thirds of the applicable Performance Threshold. The Non-Vested PSUs granted hereunder shall be immediately forfeited and revert back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights the Company may have with respect to the Non- Vested PSUs under this Agreement in the event of the termination of the Recipient without Cause.]1
3.Treatment of PSUs Upon Recipient’s Voluntary Resignation or Termination by the Company for Cause. If the Recipient voluntarily resigns or is terminated by the Company for Cause (as defined in the Employment Agreement) prior to the last day of the Performance Period, the Non-Vested PSUs granted hereunder shall be immediately forfeited and revert back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights the Company may have with respect to the PSUs under this Agreement in the event of the Recipient’s voluntary resignation or termination for Cause prior to the last day of the Performance Period.
4.Settlement of the PSUs. Subject to any acceleration of the PSUs pursuant to the terms herein, if the Performance Thresholds described in Section 2(a) have been met, and the terms and conditions set forth in this Agreement are fulfilled, then that number of Shares equal to the number of PSUs earned pursuant to Section 2 hereof, net of applicable withholdings, will be transferred to the Recipient after the end of the Performance Period but no later than March 15 of the calendar year immediately following the last day of such Performance Period.
5.Rights with Respect to PSUs.
(a)No Rights as Shareholder Until Delivery. Except as otherwise provided in this Section 5 or the Plan, the Recipient shall not have any rights, benefits or entitlements with respect to the shares corresponding to the PSUs unless and until those shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those shares are so delivered). On or after delivery, the Recipient shall have, with respect to the shares delivered, all of the rights of a holder of shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.
1 To be included in recipient award agreements on a case by case basis as determined by the Committee in its sole discretion.

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(b)Adjustments to Stock. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any PSUs, there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to the PSUs then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.
(c)No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding PSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the PSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).
6.Transferability. The PSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the PSUs in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. Except as otherwise permitted pursuant to the first sentence of this Section 6, any attempt to effect a Transfer of any PSUs prior to the date on which the Shares have been delivered to the Recipient in settlement of the PSUs shall be void. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
7.Tax Matters.
(a)Withholding. As a condition to the Company’s obligations with respect to the PSUs (including, without limitation, any obligation to deliver any Shares) hereunder, if applicable, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such PSUs. If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any

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federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.
(b)Satisfaction of Withholding Requirements. The Recipient may direct the Company to satisfy the withholding requirements with respect to the PSUs pursuant to the procedures and methods set forth in the Plan, including, but not limited to, withholding of Shares to be delivered and the cash payment by the Company in respect to satisfy the Recipient’s tax obligations.
(c)Recipient’s Responsibilities for Tax Consequences. The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the PSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.
8.Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the executors, administrators, heirs, successors and assigns of the Recipient and on the successors and assigns of the Company.
9.Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
10.Miscellaneous.
(a)No Right to (Continued) Employment or Service. This Agreement is not an agreement of employment. Neither the execution of this Agreement nor the issuance of the PSUs hereunder constitute an agreement by the Company or any Subsidiary thereof to employ or to continue to employ the Recipient during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any PSUs are outstanding.
(b)No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and

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arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of PSUs hereunder, such provision

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shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
(c)No Trust or Fund Created. Neither this Agreement nor the grant of PSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(d)Law Governing. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.
(e)Interpretation. The Recipient accepts this award of PSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.
(f)Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
(g)Notices. All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Douglas Elliman Inc. at 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137, Attn: Chief Financial Officer.
(h)Compliance with Section 409A
General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement either comply with or fall within an exception to Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

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(i)No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the PSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(ii)No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(iii)Specified Employee Delay. If required under Section 409A, then notwithstanding anything to the contrary in this Agreement or the Plan, if the Recipient is a “Specified Employee” (as defined below) then the delivery of Shares otherwise required to be made under this Agreement on account of the termination of the Recipient’s continued service with the Company shall be made within thirty (30) days after the sixth (6th) month anniversary of the date of the termination of the Recipient’s continued service with the Company or, if earlier, the date of the Recipient’s death if such deferral is required to comply with Section 409A of the Code. For purposes of this Agreement, a “Specified Employee” shall mean any individual who, at the time of his or her separation from Continuous Service with the Company and its Related Entities, is a “key employee,” within the meaning of Section 416(i) of the Code, of the Company or any Related Entity, the stock of which is publicly traded on an established securities market or otherwise.
(i)Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
(j)Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
Acknowledgement and Acceptance. The Recipient acknowledges receipt of a copy of the Plan and 10(a) Prospectus and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and

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by indicating acceptance of the award in the Benefits Online system, he or she accepts this PSU award subject to all of the terms and provisions of the Plan and this Agreement.

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The Recipient further represents that he or she has had an opportunity to obtain the advice of counsel prior to accepting this Agreement.
[signature page(s) follow]

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DOUGLAS ELLIMAN INC.

By:      Name:
Title:

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Participant:

[Participant]

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Appendix A
Performance Thresholds:

[___]

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